UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 5, 2006
(Date of earliest event reported)

eACCELERATION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29869	91-2006409
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

1050 NE Hostmark Street, Suite 100B, Poulsbo, Washington 98370
(Address of principal executive offices)

(360) 697-9260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

As disclosed in the registrant’s Current Report on Form 8-K filed on November 28, 2005, the registrant entered into a Patent Purchase Agreement (the “Agreement”) with Mount Hamilton Partners, LLC, a Delaware limited liability company (“Purchaser”), on November 21, 2005 with respect to the sale to Purchaser of certain patents and rights in and to such patents owned by the registrant (the “Patents”).  Pursuant to the Agreement, Purchaser paid a total of $560,000 to the registrant, $400,000 of which was received by the registrant on December 30, 2005 and $160,000 of which was received on January 5, 2006.  Upon the registrant’s receipt of the final payment on January 5, 2006, the registrant delivered to Purchaser a fully executed Assignment of Patent Rights (Exhibit B to the Agreement) regarding the sale, assignment, transfer, and conveyance to Purchaser of all rights in and to the Patents.

A more detailed summary of the material terms and conditions of the purchase and sale of the Patents is included in the registrant’s Current Report on Form 8-K filed on November 28, 2005.  A complete copy of the Agreement and all exhibits thereto, including, without limitation, the Assignment of Patent Rights, will be filed as an exhibit to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Item 9.01               Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description of Exhibit

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eACCELERATION CORP.

Dated: January 9, 2006	By:	/s/ E. Edward Ahrens
E. Edward Ahrens
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

None.